As filed with the Securities and Exchange Commission on August 17, 2004
                                                         Registration No. 333-


                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              BALCHEM CORPORATION
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)


        Maryland                                    13-257-8432
 ------------------------------         -------------------------------------
(State or other jurisdiction of        (I.R.S. Employer Identification Number)
 incorporation or organization)

                     P.O. Box 600, New Hampton, NY 10958
             (Address of principal executive offices) (Zip Code)


          Balchem Corporation 1999 Stock Plan, as amended and restated
          ------------------------------------------------------------
                           (Full title of the plan)

                                 Dino A. Rossi
                     President and Chief Executive Officer
                              Balchem Corporation
                      P.O. Box 600, New Hampton, NY 10958
                                (845) 326-5600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
                             Nathan E. Assor, Esq.
                   Golenbock Eiseman Assor Bell & Peskoe LLP
                              437 Madison Avenue
                        New York, New York  10022-7302
                                (212) 907-7300

                         CALCULATION OF REGISTRATION FEE


                                            Proposed
                       Amount to be         Proposed                maximum
Title of securities    registered (1)(3)    maximum offering       aggregate offering      Amount of
 to be registered                          price per share (2)       price (2)         registration fee
------------------     ----------------    ------------------    ------------------    ----------------
Common Stock, par     600,000             $27.24                 $16,344,000            $2,071
value $.06-2/3per
share


(1) Represents additional shares reserved for issuance under the Balchem Corporation 1999 Stock Plan, as amended and restated (the "Plan"), pursuant to the terms of such Plan.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act of 1933, based upon the average of the high and low prices of the Registrant's common stock on August 11, 2004 as reported on the American Stock Exchange.

(3) Pursuant to Rule 416 under the Securities Act, this Registration Statement shall also cover any additional shares of common stock of the Registrant which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.

                      REGISTRATION OF ADDITIONAL SHARES
                      PURSUANT TO GENERAL INSTRUCTION E

      This Registration Statement on Form S-8 registers an aggregate of 600,000 additional shares of common stock reserved for issuance upon exercise of awards granted under the Balchem Corporation 1999 Stock Plan, as amended and restated. This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-78355) filed with the Securities and Exchange Commission on May 13, 1999.


                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8. EXHIBITS.

Exhibit
Number
4.1    Balchem Corporation 1999 Stock Plan, as amended and restated.*
5.1    Opinion of Golenbock Eiseman Assor Bell & Peskoe LLP.
23.1   Consent of KPMG LLP.
23.3   Consent of Golenbock Eiseman Assor Bell & Peskoe LLP is contained in
       Exhibit 5.1 to this Registration Statement.
24.1   Power of Attorney is contained on the signature pages.

* Filed as an exhibit to the Registrant's Schedule 14A Proxy Statement for its 2003 Annual Meeting of stockholders filed with the Securities and Exchange Commission on April 30, 2003 and incorporated herein by reference.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Hampton and State of New York on this 16th day of August, 2004.


                                    BALCHEM CORPORATION

                                    By:/s/ Dino A. Rossi
                                    ---------------------------------------
                                    Dino A. Rossi, President,
                                    Chief Executive Officer


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of DINO A. ROSSI and FRANCIS J. FITZPATRICK, severally, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign the within Registration Statement and any and all amendments thereto, and to file the same, and all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                                    ------------------------------------
                                    By:/s/ Dino A. Rossi
                                    ------------------------------------
                                    Dino A. Rossi, President,
                                    Chief Executive Officer and Director
                                    (Principal Executive Officer)
                                    Date: August 16, 2004


                                    By:/s/ Francis J. Fitzpatrick
                                    ------------------------------------
                                    Francis J. Fitzpatrick,
                                    Chief Financial Officer
                                    (Principal Financial and Principal
                                    Accounting Officer)
                                    Date: August 16, 2004

                                    By:/s/ Hoyt Ammidon, Jr.
                                    ------------------------------
                                    Hoyt Ammidon, Jr., Director
                                    Date: August 16, 2004


                                    By:/s/ Francis X. McDermott
                                    ------------------------------
                                    Francis X. McDermott, Director
                                    Date: August 16, 2004


                                    By:/s/ Edward McMillan
                                    ------------------------------
                                    Edward McMillan, Director
                                    Date: August 16, 2004


                                    By:/s/ Kenneth P. Mitchell
                                    ------------------------------
                                    Kenneth P. Mitchell, Director
                                    Date: August 16, 2004


                                    By:/s/ Dr. Elaine Wedral
                                    ------------------------------
                                    Dr. Elaine Wedral, Director
                                    Date: August 16, 2004

                                 Exhibit Index

Exhibit
Number

4.1    Balchem Corporation 1999 Stock Plan, as amended and restated.*
5.1    Opinion of Golenbock Eiseman Assor Bell & Peskoe LLP.
23.1   Consent of KPMG LLP.
23.3   Consent of Golenbock Eiseman Assor Bell & Peskoe LLP is contained in
       Exhibit 5.1 to this Registration Statement.
24.1   Power of Attorney is contained on the signature pages.

* Filed as an exhibit to the Registrant's Schedule 14A Proxy Statement filed for its 2003 Annual Meeting of Stockholders with the Securities and Exchange Commission on April 30, 2003 and incorporated herein by reference.